UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020 (April 20, 2020)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd. Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 21, 2020, we filed a Current Report on Form 8-K announcing that we, through our subsidiary Chembio Diagnostic Systems Inc., had entered into a loan agreement with HSBC Bank USA, National Association, which we refer to as the PPP Loan, pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act. We thereafter received proceeds of approximately $2.98 million under the PPP Loan.

In light of subsequent guidance issued by the U.S. Small Business Administration in consultation with the U.S. Department of the Treasury, we have determined that we will return the proceeds of the PPP Loan in full on or before May 14, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: May 11, 2020	By:	/s/ Neil A. Goldman
Neil A. Goldman
Executive Vice President and Chief Financial Officer